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                                                                     EXHIBIT 5.1

                        [Rutan & Tucker, LLP Letterhead]


                                February 4, 2008

Strasbaugh
825 Buckley Road
San Luis Obispo, CA 93401

      Re: Registration Statement on Form SB-2 (Registration No. 333-144787) Registering 789,956 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Strasbaugh, a California corporation (the "Company"), in connection with the pre-effective Amendment No. 3 to a registration statement on Form SB-2 to which this opinion is an exhibit (the "Registration Statement") with respect to the offer and sale by the persons and entities named in the Registration Statement (the "Selling Security Holders") of up to an aggregate of 789,956 shares of the Company's common stock, with no par value per share (the "Shares"), comprising the following:

                  (a) 686,920 Shares (the "Conversion Shares") that are issuable upon conversion of outstanding shares of the Company's Series A Cumulative Redeemable Convertible Preferred Stock (the "Series A Preferred Stock") as described in the Registration Statement); and

                  (b) 103,036 Shares (the "Warrant Shares") that are issuable upon exercise of outstanding common stock purchase warrants (the "Warrants") as described in the Registration Statement.

         We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion. We have (a) assumed that proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares will be timely completed in the manner proposed and (b) relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such matters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents. We have also assumed that the Conversion Shares and the Warrant Shares are and will be evidenced by appropriate certificates that have been properly executed and delivered.

         Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the Conversion Shares and Warrant Shares have been duly authorized and, when issued upon conversion and exercise of each of the shares of Series A Preferred Stock and Warrants, as the case may be, in accordance with their respective terms, including payment of the applicable exercise price with respect to the Warrants, will be validly issued, fully paid and non-assessable.

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Strasbaugh
February 4, 2008
Page 2


         You have informed us that the Selling Security Holders may sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the General Corporation Law of the State of California ("CGCL"), including the statutory provisions of the CGCL, all applicable provisions of the Constitution of the State of California and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                                Respectfully submitted,

                                                /s/ Rutan & Tucker, LLP